UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2014 (August 21, 2014)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 21, 2014, management of Alcoa Inc. (“Alcoa”) approved the permanent shutdown and demolition of the Portovesme smelter in Italy. The smelter has a capacity of 150,000 metric-tons-per-year and has been idle since November 2012. This decision was made because the fundamental reasons that made the Portovesme smelter uncompetitive remain unchanged, including the lack of a viable long-term power solution. Demolition and remediation activities related to this action will begin this year and are expected to be completed by the end of 2019.

As a result of this decision, management expects to record restructuring-related charges between $170 million and $180 million (both before and after-tax), or $0.14 and $0.15 per diluted share, in the third quarter of 2014. These charges include approximately $100 million for asset impairments of the remaining carrying value of the facility and related fixed assets and the write down of inventory to net realizable value, $40 million to $45 million for asset retirement obligations and environmental remediation resulting from the decision to permanently shut down and demolish this facility, and $30 million to $35 million for employee-related costs. The employees at the Portovesme smelter were previously separated as a result of the temporary smelter curtailment that was completed in November 2012 and received certain benefits at that time. The current charge for employee-related costs is to provide additional severance benefits to employees now that the smelter is permanently closed.

Of these charges, approximately $70 million to $75 million will result in future cash outlays, beginning in 2015.

Amounts related to this action are still being finalized. Additional details will be provided in Alcoa’s Form 10-Q for the quarterly period ended September 30, 2014. Also, it is possible that charges in addition to those described above may be recognized in future periods.

A copy of Alcoa’s press release announcing this action is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated August 25, 2014.

Forward-Looking Statements

This report contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” “will likely result,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements about Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause Alcoa’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) the inability to complete the shutdown, demolition and remediation activities relating to the Portovesme smelter in Italy as planned or within the time periods anticipated, whether due to changes in regulations, technology or other factors; (b) changes in preliminary accounting estimates due to the significant judgments and assumptions required; and (c) the other risk factors discussed in Part I, Item 1A of Alcoa’s Form 10-K for the year ended December 31, 2013, as well as other reports filed with the Securities and Exchange Commission. Alcoa disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Robert S. Collins
Robert S. Collins
Vice President and Controller

Dated: August 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa Inc. press release dated August 25, 2014.

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